UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
June 5, 2014

Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(b) On June 5, 2014, at the annual meeting of stockholders (the “Annual Meeting”) of Live Nation Entertainment, Inc. (the “Company”):
1. Mark Carleton, Jonathan Dolgen, Ari Emanuel, Ted Enloe, Jeff Hinson, Peggy Johnson, Jim Kahan, Greg Maffei, Randall Mays, Michael Rapino and Mark Shapiro were elected as directors to serve for a term of one year expiring at the annual meeting of stockholders held in 2015 or until their successors are elected and qualified;
2. an advisory resolution was passed in favor of the Company’s executive compensation; and
3. Ernst & Young LLP was ratified as the Company’s independent registered public accounting firm for the 2014 fiscal year.
The final results of the voting at the Annual Meeting were as follows:

Proposal No. 1 – Election of Directors
Nominees	For	Against	Abstained	Broker Non-Votes
Mark Carleton	158,407,849	25,469,171	1,240,516	7,481,520
Jonathan Dolgen	182,015,310	1,861,440	1,240,786	7,481,520
Ari Emanuel	181,960,899	1,916,612	1,240,025	7,481,520
Ted Enloe	178,791,126	5,085,671	1,240,739	7,481,520
Jeff Hinson	181,583,018	2,294,202	1,240,316	7,481,520
Peggy Johnson	181,997,057	1,880,743	1,239,736	7,481,520
Jim Kahan	181,753,136	2,123,447	1,240,953	7,481,520
Greg Maffei	128,738,676	55,125,609	1,253,251	7,481,520
Randall Mays	176,365,052	7,512,659	1,239,825	7,481,520
Michael Rapino	181,652,284	2,226,655	1,238,597	7,481,520
Mark Shapiro	177,995,683	5,882,899	1,238,954	7,481,520

Proposal No. 2 – Advisory Vote on the Company’s Executive Compensation
For	Against	Abstained	Broker Non-Votes
111,271,967	69,778,710	4,066,859	7,481,520

Proposal No. 3 – Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2014
For	Against	Abstained
190,887,953	471,963	1,239,140

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer
June 6, 2014